UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 4, 2024

Date of Report (date of earliest event reported)

APYX MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31885	11-2644611
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5115 Ulmerton Road, Clearwater, Florida 33760

(Address of principal executive offices, zip code)

(727) 384-2323

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	APYX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to the Credit and Guaranty Agreement

On November 7, 2024, Apyx Medical Corporation (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Credit Agreement and Guaranty (the “Credit Agreement”), by and among the Company (as borrower), Apyx China Holding Corp. and Apyx Bulgaria EOOD, the Company’s wholly-owned subsidiaries (as subsidiary guarantors), and Perceptive Credit Holdings IV, LP (“Perceptive”) (as initial lender and administrative agent).

Pursuant to the terms and conditions of the Amendment:

(i)	The Company shall not permit or allow its Operating Expenses (as defined in the Amendment) to exceed: (a) $40,000,000 for the fiscal year ended December 31, 2025; or (b) $45,000,000 for the fiscal year ended December 31, 2026.

(ii)	The Minimum Advanced Energy Net Revenue Targets, as previously set forth in Section 10.02 of the Credit Agreement, have been reduced for the quarterly periods beginning on September 30, 2024 and continuing until September 30, 2028.

The Amendment also included and modified certain other covenants within the Credit Agreement and made certain other conforming changes to the Credit Agreement to effect the foregoing. The Amendment was subject to several conditions precedent set forth therein, including, but not limited to, the Company’s receipt of $5,000,000 of net cash proceeds from the issuance of its common Equity Interests (as defined in the Credit Agreement) and the Company’s issuance of 150,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to Perceptive (the “Perceptive Shares”). The Perceptive Shares were issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

The foregoing description of the Amendment is not complete and is subject to, and qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Securities Purchase Agreement

On November 7, 2024, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several institutional investors named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Registered Offering”), an aggregate of: (i) 3,000,000 shares (the “Shares”) of Common Stock, at an offering price of $1.18 per share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 2,934,690 shares of Common Stock (the “Warrant Shares”) at an offering price of $1.179 per Pre-Funded Warrant (which represents the per share offering price for Common Stock, less the exercise price per share for each Pre-Funded Warrant of $0.001).

The aggregate gross proceeds of the Registered Offering, before deducting related expenses, is approximately $7 million. The Company did not use a placement agent in connection with the Registered Offering. The Company intends to use the net proceeds from the Registered Offering for working capital and general corporate purposes. The Registered Offering closed on November 8, 2024.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. Subject to certain ownership limitations described in the Purchase Agreement and Pre-Funded Warrants, the Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal consideration of $0.001 per share of Common Stock at any time until all of the Pre-Funded Warrants are exercised in full. A holder will not have the right to exercise any portion of the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

The issuance of the Shares and Warrant Shares were made pursuant to a prospectus supplement to a Registration Statement on Form S-3 (File No. 333-268532), which was filed with the Securities and Exchange Commission on November 22, 2022 and declared effective by the SEC on December 2, 2022.

The foregoing is a summary of the material terms of the Purchase Agreement and transactions contemplated therein and is not complete and is subject to, and qualified in its entirety by reference to the full text of the Purchase Agreement and the form of Pre-Funded Warrant, copies of which are filed as Exhibits 10.2 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

A copy of the legal opinion, including the related consent, of Ruskin Moscou Faltischek, P.C. relating to the legality of the issuance and sale of Shares, and the Pre-Funded Warrants, in the Registered Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 2.02.	Results of Operations and Financial Condition

On November 8, 2024, the Company issued a press release reporting on its results of operations for the third quarter ended September 30, 2024. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

This information is intended to be furnished under Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Company’s cost saving and restructuring program, the Company implemented several personnel changes to optimize and streamline its operations, including the following:

Resignation of Directors

On November 4, 2024, John Andres, Michael Geraghty, and Craig Swandal resigned from the Board of Directors, with such resignations effective immediately. In connection with the aforementioned resignations, the Board approved a decrease in the size of the Board from eight to five directors. The decision of each of Messrs. Andres, Geraghty, and Swandal to resign did not result from any disagreement with the Company on any matters relating to the Company’s operations, policies, or practices.

Appointment of Shawn Roman as Chief Operating Officer

On November 6, 2024, the Board appointed Shawn D. Roman as the Chief Operating Officer of the Company, effective immediately. Mr. Roman previously served as the Company’s Vice President of Research and Development.

In connection with his appointment to COO, Mr. Roman’s annual base salary will be $305,761. The Company has not entered into a formal employment agreement with Mr. Roman.

Mr. Roman, age 53, joined the Company in October 2014 and has served as Vice President of Research and Development since June 2015. In this role, he has been responsible for new product and technology development as well as the clinical research supporting the safety and efficacy of the Company’s Renuvion product portfolio. Prior to joining the Company, Mr. Roman served as Engineering Manager and then General Manager of the Co-Innovation Florida location of Coorstek Medical, a privately held company specializing in providing product development and manufacturing services to orthopedic medical device companies. Prior to joining Coorstek, Mr. Roman spent more than 14 years with the craniomaxillofacial division of what is now Zimmer Biomet in a variety of product development roles of increasing responsibility including Vice President of Research and Development. Mr. Roman holds a Bachelor of Science in Mechanical Engineering from the University of Florida and a Bachelor of Physics from Jacksonville University.

There are no arrangements or understandings between Mr. Roman and any other persons pursuant to which Mr. Roman was appointed as COO of the Company. There are no family relationships between Mr. Roman and any director or executive officer of the Company and Mr. Roman has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Termination of Todd Hornsby

On November 4, 2024, the Company terminated Todd Hornsby, Executive Vice President of Sales and Marketing, effective immediately. The Company treated Mr. Hornsby’s departure from the Company as a termination without “cause” pursuant to his employment agreement with the Company, dated as of September 17, 2020 (the “Employment Agreement”). Subject to the execution, delivery and non-revocation of a general release and waiver of claims against the Company and Mr. Hornsby’s compliance with certain covenants contained therein, Mr. Hornsby will receive the previously negotiated severance payments and benefits set forth in the Employment Agreement as detailed in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on June 25, 2024. Mr. Hornsby’s role and responsibilities will be assumed by Charlie Goodwin, President and Chief Executive Officer.

Item 8.01.	Other Events

On November 8, 2024, the Company issued a press release announcing the Registered Offering, a copy of which is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant.
5.1	Opinion of Ruskin Moscou Faltischek, P.C.
10.1	Amendment No.1 to Credit Agreement and Guaranty, dated November 7, 2024.
10.2	Securities Purchase Agreement, dated November 7, 2024.
23.1	Consent of Ruskin Moscou Faltischek, P.C. (included in Exhibit 5.1).
99.1	Earnings Press Release, dated November 8, 2024.
99.2	Press Release, dated November 8, 2024.
104	Cover Page Interactive Data File embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2024	Apyx Medical Corporation

	By:	/s/ Matthew Hill
Matthew Hill
Chief Financial Officer, Secretary and Treasurer